Exhibit 10(d) 58



                            AGREEMENT

     ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT, dated as of September 8, 1993 (this "Agreement") among GULF STATES UTILITIES COMPANY, a Texas corporation (the "Company"), CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC") and WESTPAC BANKING CORPORATION, CHICAGO BRANCH ("Westpac").

                      W I T N E S S E T H:

     WHEREAS, the Company and Westpac are parties to that certain Letter of Credit and Reimbursement Agreement dated December 27, 1985, as amended as of October 20, 1992 (the "Reimbursement Agreement") which provides for, among other things, the issuance by Westpac of a letter of credit in favor of The Bank of New York, as Trustee (the "Trustee"), in connection with the Parish of West Feliciana, State of Louisiana Variable Rate Demand Pollution Control Revenue Bonds (Gulf States Utilities Company Project) Series 1985-D in the aggregate principal amount of $28,400,000 (the "Bonds");

     WHEREAS, subject to the terms and conditions hereof, Westpac wishes to assign and transfer to CIBC, and CIBC wishes to accept and assume, in each case as hereinafter provided, the rights and obligations of Westpac under the Reimbursement Agreement;

     WHEREAS, subject to the terms and conditions hereof, the Company and CIBC wish to amend the terms of the Reimbursement
Agreement in accordance with the provisions hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements herein contained, the parties hereto agree as follows:

                            SECTION I

                           DEFINITIONS

     SECTION 1.1 Terms Defined in Reimbursement Agreement. As used herein, unless otherwise defined herein, capitalized terms defined in the Reimbursement Agreement shall have the respective meaning set forth therein.

     SECTION 1.2  Other Defined Terms.  As used herein:

          (a) Terms defined in the preamble and the recitals hereto have the meanings set forth therein; and

          (b) The following terms have the following meanings:

     "Effective Date" shall be the day on which all the conditions precedent listed in Section V shall be satisfied.

     "New Letter of Credit" has meaning set forth in Section 2.2.

     "Original Letter of Credit" means Irrevocable Letter of
Credit No. CH468680 dated December 27, 1985, as amended, and issued by Westpac to the Trustee pursuant to the Reimbursement
Agreement.


                           SECTION II

                    ASSIGNMENT AND ASSUMPTION

     SECTION 2.1  Assignment and Assumption.  On the Effective
Date, subject to the terms and conditions of this Agreement, including, without limitation, Section V,

          (a) Except as provided in Section 2.4, Westpac hereby sells, assigns, conveys and transfers to CIBC, without recourse, warranty or (except as expressly provided in Section 4.3) representation, all of its right, title and interest in, to and under the Reimbursement Agreement and transfers to CIBC all of Westpac's obligations under the Reimbursement Agreement;

          (b) CIBC hereby purchases and accepts Westpac's rights under the Reimbursement Agreement and accepts and assumes its obligations thereunder and agrees to be bound by and perform the terms of the Reimbursement Agreement, as amended, substituted or otherwise modified pursuant to this Agreement, as if it were the Bank originally party thereto.

     SECTION 2.2  Delivery of Letter of Credit.  On the Effective
Date, subject to the applicable conditions precedent set forth in
Section V,

          (a) CIBC will execute and deliver to the Trustee a replacement Letter of Credit, dated the Effective Date, in the stated maximum amount equal to $28,978,894 substantially in the form of Annex I (the "New Letter of Credit"); and

          (b) simultaneously therewith, the Trustee will surrender for cancellation to Westpac the Original Letter of Credit.

     SECTION 2.3 Consent to Assignment and Assumption; Release of Westpac. Subject to the terms and conditions hereof, including, without limitation, Section 2.2 and Section V, the Company hereby

          (a) consents to and approves the transactions contemplated by Sections 2.1, 2.2 and 2.4; and

          (b) agrees that, upon the Effective Date, Westpac shall be released from all its obligations under the Reimbursement Agreement other than those arising thereunder prior to the Effective Date; and

          (c) agrees that upon the Effective Date, Westpac shall be released from all its obligations under the Original Letter of Credit and that the Company shall cause the Trustee to surrender the Original Letter of Credit to Westpac on such date.

     SECTION 2.4  Reservation of Certain Rights.  Notwithstanding
Section 2.1 and Section 2.3, (a) Westpac does not sell, assign, convey or transfer to CIBC and reserves to itself any right of indemnification which runs to Westpac pursuant to the terms of the Reimbursement Agreement and (b) CIBC does not accept or assume, and shall not be bound by or liable in respect of, any claim, loss or liability of any person to the extent arising from any failure by Westpac to perform any of its obligations arising under the Reimbursement Agreement prior to the Effective Date or the Original Letter of Credit prior to its surrender by the Trustee pursuant to Section 2.3(c).

                           SECTION III

              AMENDMENTS TO REIMBURSEMENT AGREEMENT

     SECTION 3.1  Amendments.  Effective on and as of the
Effective Date, the Reimbursement Agreement is hereby amended as follows:

          (a) Section 1.01 of the Reimbursement Agreement is amended as follows:

          (i) A definition of "Bank" is added in the appropriate alphabetical position reading as follows:

               "Bank" means Canadian Imperial Bank of Commerce acting through its New York Agency.

          (ii) The definition of "Disclosure Documents" is amended to read in its entirety as follows:

               "Disclosure Documents" means the following documents, each in the form distributed to the Bank prior to September 8, 1993:

                    (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1992.

                    (b)  The Company's Quarterly Reports on Form
               10-Q for the quarters ended March 31, 1993 and June 30, 1993.

                    (c)  The Company's Current Reports on Form 8-
               K dated March 22, 1993, April 27, 1993, June 21,
               1993, July 22, 1993 and August 23, 1993.

                    (d) The Company's definitive Proxy Statement for its Annual Meeting of Shareholders Held May 6,
               1993.

                    (e)  The Prospectus dated March 23, 1993
               relating to the offering of $50,000,000 of the Company's First Mortgage Bonds, 6.75% Series A due
               2003.

                    (f)  The Prospectus Supplement dated May 27,
               1993 relating to the offering of 6,000,000 shares of the Company's $1.75 Dividend Preference Stock.

                    (g) The Prospectus Supplement dated July 28, 1993 relating to the offering of $290,000,000 of the Company's First Mortgage Bonds, Medium Term Note Series, consisting of $170,000,000 6.41% Sub-series A due 2001 and $120,000,000 6.77% Sub-
               series B due 2005.

          (iii)  The definitions of "Domestic Lending Office" and
     "Euro-Dollar Lending Office" are amended to read in their entirety as follows:

               "Domestic Lending Office" means the office of the Bank located at Two Paces West, 2727 Paces Ferry Road, Atlanta, Georgia 30339, or such other branch (or affiliate) as the Bank may hereafter designate as its Domestic Lending Office.

               "Euro-Dollar Lending Office" means the office of the Bank located at Two Paces West, 2727 Paces Ferry Road, Atlanta, Georgia 30339, or such other branch (or affiliate) as the Bank may hereafter designate as its Euro-Dollar Lending Office.

          (iv)  The definition of "Fee Agreement" is deleted.

          (v) The definition of "Prime Rate" is amended to read in its entirety as follows:

               "Prime Rate" for any day shall mean the United States "Prime Rate" of the Bank as announced by the Bank from time to time (said rate to change on the date of each change of such prime rate). The Prime Rate is not necessarily intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit.

          (b) Section 2.02 of the Reimbursement Agreement is deleted and the following is substituted in its place:

               SECTION 2.02  [Intentionally deleted.]

          (c) Section 2.03 of the Reimbursement Agreement is amended to read in its entirety as follows:

               SECTION 2.03 Commission. (a) The Company hereby agrees to pay to the Bank a letter of credit commission on the Commission Amount in effect from time to time from the date of issuance of the Letter of Credit to and including the Credit Termination Date, payable quarterly in arrears on the first day of October, 1993 and on the first day of each July, October, January and April thereafter until the Credit Termination Date, and on the Credit Termination Date, at the rate of 0.65% per annum (computed for actual days elapsed on the basis of a 360-day year).

               (b) The Company hereby agrees to pay to the Bank, upon each transfer of the Letter of Credit in accordance with its terms, the Banks then customary transfer fees.

               (c) The Company hereby agrees to pay to the Bank on the date of each draw under the Letter of Credit, a drawing fee in the amount of $100.

          (d) Section 2.05(d) of the Reimbursement Agreement is amended by deleting the phrase "to the Continental Illinois National Bank and Trust Company of Chicago, Illinois, for credit to the account of the Bank, Account No. 6012795" and substituting in its place the following "to the Domestic Lending Office of the Bank".

          (e) Section 4.01(e) and (o) of the Reimbursement Agreement are amended by replacing the date "December 31, 1984" with the date "December 31, 1992" wherever it occurs therein and by deleting from Section 4.01(o) of the Reimbursement Agreement the phrase "the parity obligation contained in Section 6.02 of the Debenture Indenture".

          (f) Section 4.01(i) of the Reimbursement Agreement is amended by substituting "1992 annual report" for "1984 annual report".

          (g) Section 4.01(k) of the Reimbursement Agreement is amended by replacing "and Gulf States Overseas Finance N.V." with
"GSG & T Inc., and Southern Gulf Railway Company".

          (h) Section 7.02 of the Reimbursement Agreement is amended by deleting the address for the Bank therein and substituting the following therefor: "Two Paces West, 2727 Paces Ferry Road, Atlanta, Georgia 30339, telephone no. (404) 319-4836, facsimile no. (404) 319-4950, telex no. 54-2413 (Answerback:
CANBANK ATL), Attention: Claire C. Coyne, Credit Operations, with a copy to: CIBC Inc., 200 West Madison Street, Suite 2300, Chicago, Illinois 60606, telephone no. (312) 855-3123, facsimile no. (312) 750-0927, Attention: Utilities Group".

          (i) The Reimbursement Agreement is further amended by deleting Exhibit A thereto in its entirety and substituting therefor a new Exhibit A in the form of Annex I to this Agreement.


                           SECTION IV

                 REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 Representations and Warranties of the Company. The Company hereby represents and warrants that the execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene or conflict with any law, rule or regulation applicable to the Company or require any action by or any filing with any governmental or public body or authority or result in a breach of or constitute a default under its charter or by-laws or any agreement, indenture or instrument binding upon it including, without limitation, the Related Documents; this Agreement and the Reimbursement Agreement as amended hereby constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; the representations and warranties set forth in Article IV of the Reimbursement Agreement as amended hereby are true and correct in all material respects as of the Effective Date; and no Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default has occurred and is continuing. The Company further represents and warrants that, except as provided in the Reimbursement Agreement, the Company has not granted any collateral to CIBC to secure the Company's obligations under the Reimbursement Agreement and no other person has provided a guaranty or collateral with respect thereto.

     SECTION 4.2 Representations and Warranties of CIBC. (a) CIBC hereby represents and warrants that the execution and delivery by CIBC of this Agreement, the acceptance and assumption of the rights and obligations assigned hereunder, the issuance pursuant hereto of the New Letter of Credit and the performance by CIBC of its obligations under the Reimbursement Agreement are within its powers, have been duly authorized by all necessary action, if any, do not contravene or conflict with any law, rule or regulation applicable to CIBC or require any action by or filing with any governmental or public body or authority or result in a breach of or constitute a default under its charter or by-laws or any agreement, indenture or instrument binding upon it; this Agreement constitutes, and on the Effective Date, the Reimbursement Agreement, as amended hereby and the New Letter of Credit will constitute, the legal, valid and binding obligations of CIBC, enforceable against CIBC in accordance with their respective terms except as enforceability may be limited by applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (b) CIBC hereby represents and warrants that, except to the extent it has rights under the Reimbursement Agreement, it has not received any collateral from the Company to secure the Company's obligations under the Reimbursement Agreement and that no other person has guaranteed the obligations of the Company under the Reimbursement Agreement or provided collateral with respect thereto.

          (c) CIBC hereby confirms to Westpac that it has entered into this Agreement and the Reimbursement Agreement, as amended hereby, on the basis of its own credit evaluation of the Company and that Westpac has not made any representations or warranties to CIBC (other than as set forth in Section 4.3).

     SECTION 4.3 Representations and Warranties of Westpac. (a) Westpac hereby represents and warrants on and as of the date hereof and on as of the Effective Date that the execution, delivery and performance by Westpac of this Agreement are within its powers, have been duly authorized by all necessary action, if any, do not contravene or conflict with any law, rule or regulation applicable to Westpac or require any action by or filing with any governmental or public body or authority or result in a breach of or constitute a default under its charter or by-laws; this Agreement constitutes, and on the Effective Date will constitute, the legal, valid and binding obligation of Westpac, enforceable against Westpac in accordance with its terms except as enforceability may be limited by applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (b) Westpac represents and warrants that it owns all of the right, title and interest of the Bank under the Reimbursement Agreement free and clear of any adverse claims and that to the best of its knowledge, having made no independent investigation, no Event of Default or event which with the passage of time or giving of notice or both would become an Event of Default has occurred and is continuing.

                            SECTION V

                      CONDITIONS PRECEDENT

     SECTION 5.1 Conditions Precedent. The effectiveness of the transactions contemplated by Section II and the amendments provided in Section III of this Agreement shall be subject to the fulfillment of the following conditions precedent:

          (a) The Company, CIBC and Westpac as the case may be, shall have received counterparts of this Agreement executed by each of the other parties hereto.

          (b)  CIBC shall have received:

               (i)   the original executed Reimbursement
     Agreement, including, without limitation, all amendments thereto, certified as complete by the Company and Westpac;

               (ii)  copies of all of the Related Documents
     (other than the Original Letter of Credit, the Bonds, the Fee Agreement and the Reimbursement Agreement), including, without limitation, all amendments thereto, certified as complete by the Company;

               (iii)  a certificate of the Secretary or an
     Assistant Secretary of the Company as to authorizing resolutions of the Company's board of directors, the incumbency and signatures of officers and such other matters as the Bank may reasonably request; and

               (iv) an opinion of Orgain, Bell & Tucker, L.L.P., counsel for the Company, in substantially the form of Exhibit A hereto and as to such other matters as the Bank may reasonably request.

          (c)  Westpac shall have received:

               (i)   the Original Letter of Credit; and

               (ii) payment in full of all fees payable by the Company pursuant to Section 2.03 of the Reimbursement
     Agreement accrued through the Effective Date.

          (d)  The Trustee shall have received:

               (i) an opinion of Mayer, Brown & Platt, counsel to CIBC, and an opinion of Canadian counsel to CIBC, as to the enforceability of the New Letter of Credit;

               (ii) an opinion of Foley & Judell, Bond Counsel, stating that the delivery of the New Letter of Credit to the Trustee is authorized under the Indenture and complies with the terms thereof;

               (iii) an opinion of Morgan, Lewis & Bockius as to certain bankruptcy law matters;

               (iv)  written evidence from each of Moody's
     Investors Service Inc. and Standard & Poor's Corporation to the effect that such rating agency has reviewed the proposed New Letter of Credit and that the substitution of the proposed New Letter of Credit will not, by itself, result in either a withdrawal of its rating of the Bonds or the then current rating of the Bonds being reduced; and

               (v)   the New Letter of Credit.

                           SECTION VI

                          MISCELLANEOUS

     SECTION 6.1 Effective Amendment; Ratification. Except as expressly amended and modified by this Agreement, the Reimbursement Agreement is and shall continue to be in full force and effect in accordance with the terms thereof and are hereby ratified and confirmed by the parties thereto. From and after the Effective Date (i) each reference to the Reimbursement Agreement in any other instrument or document shall be deemed to be a reference to the Reimbursement Agreement as amended hereby,
(ii) the Reimbursement Agreement, as amended hereby shall be deemed to be the "Reimbursement Agreement" for purposes of the Indenture and (iii) CIBC shall be the "Bank" for purposes of the Indenture.

     SECTION 6.2 Change of Address for Notices. Each party hereto agrees that this Agreement shall constitute a change of address for purposes of notice to the Bank and/or the "Bank" (as defined in the Indenture) and that from and after the Effective Date notices to the Bank and/or the "Bank" shall be sent to the addresses set forth in Section 3.1(a), provided, however, that drawings under the New Letter of Credit shall be sent in accordance with the terms thereof.

     SECTION 6.3 Further Assurances. Each party hereto agrees that, from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, as requested by any other party hereto, in order to implement the transactions contemplated hereby.

     SECTION 6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns.

     SECTION 6.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     SECTION 6.6  Governing Law.  This Agreement shall be
governed by, and construed in accordance with, the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers thereunto duly authorized as of the day first above written.


                              GULF STATES UTILITIES COMPANY



                              By:
                              Its:


                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              NEW YORK AGENCY



                              By:
                              Its:


                              WESTPAC BANKING CORPORATION



                              By:
                              Its: